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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported):  January 24, 2003


Commission          Registrant, State of Incorporation        I.R.S. Employer
File Number         Address and Telephone Number              Identification No.

333-42427           J. CREW GROUP, INC.                       22-2894486
---------                                                     ----------

                    (Incorporated in New York)
                    770 Broadway
                    New York, New York 10003
                    Telephone: (212) 209-2500

333-42423           J. CREW OPERATING CORP.                   22-3540930
---------                                                     ----------

                    (Incorporated in Delaware)
                    770 Broadway
                    New York, New York
                    Telephone: (212) 209-2500


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Item 5.   Other Events.


Employment Arrangements

        On January 24, 2003, J. Crew Group, Inc. (the "Group") and its

wholly-owned subsidiary J. Crew Operating Corp. (together with the Group, the "Company") entered into a Services Agreement with Millard S. Drexler and Millard
S. Drexler, Inc., his service company, pursuant to which Mr. Drexler will serve as Chairman and Chief Executive Officer of the Company for an initial period of up to five years.

        Under the agreement, Mr. Drexler will be paid cash compensation of up to $700,000 per year (comprised of base salary, bonus, and expense reimbursement). Mr. Drexler will also receive, subject to certain stockholder approvals, (i) an option to purchase 557,926 shares of the Group at an exercise price of $6.82 per share, (ii) an option to purchase 836,889 shares of the Group at an exercise price of $25.00 per share, (iii) an option to purchase 836,889 shares of the Group at an exercise price of $35.00 per share, and (iv) 725,303 shares of the Group as restricted stock, subject to various vesting schedules. In consideration for the grants described in clauses (i) and (iv) above, Mr. Drexler will pay the Company $1,000,000 on the date of grant. In addition to the equity grants described above, Millard S. Drexler, Inc. will receive 55,793 shares of the Group as fully vested restricted stock. In connection with the equity awards, Mr. Drexler, the Group and the Group's majority stockholder entered into a Stockholders' Agreement, dated as of January 24, 2003, a copy of which is attached hereto as Exhibit 4.1.

        In the event that Mr. Drexler's employment is terminated by the Company without cause or by Mr. Drexler for good reason, Mr. Drexler will be entitled to the continuation of his base salary for the one year period following his termination, the immediate vesting of any portion of the restricted shares that has not yet become vested as of the date of termination and the immediate vesting of that portion of the stock options that would have become vested and exercisable on the anniversary of the date of grant immediately following the date of termination. However, if his termination occurs after the consummation of a change in control, any portion of the stock options that has not yet become exercisable shall become immediately exercisable on such date of termination. Mr. Drexler will also be subject to a two-year non-solicitation provision and a one-year non-competition provision following certain terminations of his employment.

        Prior to joining the Company, Mr. Drexler served as the CEO of Gap, Inc. from 1995 to September 2002, at which time he retired from the position. He joined Gap, Inc. as president of the Gap division in 1983, was named president of Gap, Inc. four years later, and later became the CEO. Prior to joining Gap, Inc., Mr. Drexler was President and the CEO of Ann Taylor.

        On January 24, 2003, the Company entered into an employment agreement with Jeffrey A. Pfeifle pursuant to which Mr. Pfeifle will serve as the President of the Company for a five-year, renewable term. Under the agreement, Mr. Pfeifle will receive an annual base salary of $760,000, an annual bonus of up to 100% of the base salary based on the achievement of performance objectives, and a long-term cash incentive in an amount between $800,000 and $1,200,000. The agreement also provides for a one-time signing bonus of $2,000,000. Mr. Pfeifle will also receive, subject to certain stockholder approvals, (i) an option to purchase 167,378 shares of the Group at an exercise price of $6.82 per share, (ii) an option to purchase 111,585 shares of the Group at an exercise price of $25.00 per share, (iii) an option to purchase 111,585 shares of the Group at an exercise price of $35.00 per share, and (iv) 111,585 shares of the Group as restricted shares, subject to various vesting schedules.

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        In the event that Mr. Pfeifle's employment is terminated by the Company without cause or by Mr. Pfeifle for good reason, Mr. Pfeifle will be entitled to the continuation of his base salary for the two-year period following such termination and a pro-rata portion of his annual bonus, provided that if any such termination occurs prior to the third anniversary of his commencement date, Mr. Pfeifle will receive no less than $2,000,000. In addition, in the event of any such termination prior to a change in control, Mr. Pfeifle will be entitled to the immediate vesting of that portion of the options and restricted stock that would have become vested on the anniversary of the date of grant immediately following his termination. However, if his termination occurs after a change in control or, if such termination is in contemplation of a change in control, within the 6-month period immediately prior to a change in control, Mr. Pfeifle will be entitled to the immediate vesting of all of his options and restricted stock. Mr. Pfeifle will be subject to a one-year non-solicitation provision and a 6-month non-competition provision following certain terminations of his employment. In addition, upon the occurrence of certain terminations of Mr. Pfeifle's employment, Mr. Drexler has agreed to reimburse the Company up to $1,880,000.


        Prior to joining the Company, Mr. Pfeifle began employment with Gap, Inc. in 1993 as its vice president - men's product and design for Banana Republic. From 1995 to the present, Mr. Pfeifle served as executive vice president - product and design at Old Navy. Prior to joining Gap, Inc., he was the director of merchandising for Ralph Lauren.

        On January 27, 2003, the Company entered into an employment agreement with Scott Gilbertson pursuant to which Mr. Gilbertson will serve as the Chief Operating Officer of the Company for a five-year, renewable term. Under the agreement, the Company will pay Mr. Gilbertson an annual base salary of $450,000 and an annual bonus of up to 140% of the base salary based on the achievement of certain performance objectives. Mr. Gilbertson will also receive, subject to certain stockholder approvals, (i) an option to purchase 111,585 shares of the Group at an exercise price of $6.82 per share, (ii) an option to purchase 66,951 shares of the Group at an exercise price of $25.00 per share, (iii) an option to purchase 66,951 shares of the Group at an exercise price of $35.00 per share, and (iv) 111,585 shares of the Group as restricted shares, subject to various vesting schedules.

        In the event that Mr. Gilbertson's employment is terminated by the Company without cause or by Mr. Gilbertson for good reason, Mr. Gilbertson will be entitled to the continuation of his base salary for the eighteen-month period following such termination and a pro-rata portion of his annual bonus. In addition, in the event of any such termination prior to a change in control, Mr. Gilbertson will be entitled to the immediate vesting of that portion of his options and restricted stock that would have become vested on the anniversary of the date of grant immediately following his termination. However, if his termination occurs after a change in control, Mr. Gilbertson will be entitled to the immediate vesting of all of his options and restricted stock. Mr. Gilbertson will be subject to a two-year non-solicitation provision and a one-year non-competition provision following certain terminations of his employment.

        Prior to joining the Company, Mr. Gilbertson was a Principal at Texas Pacific Group from 1998 and prior thereto he was a Consultant with The Boston Consulting Group from 1991.

        In addition, Kenneth S. Pilot has resigned from his positions as Chief Executive Officer of the Company and a member of the Board of Directors.

Item 7.   Exhibits.


          4.1    Stockholders' Agreement, dated as of January 24, 2003, between
                 J. Crew Group, Inc., Millard S. Drexler and TPG Partners II,
                 L.P.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       J. CREW GROUP, INC.
                                       J. CREW OPERATING CORP.


                                       By  /s/ Scott M. Rosen
                                         --------------------------------------
                                         Name:  Scott M. Rosen
                                         Title: Executive Vice-President
                                                and Chief Financial Officer


Date: February 3, 2003

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                                  EXHIBIT INDEX

Exhibit No.        Description
-----------        -----------

4.1 Stockholders' Agreement, dated as of January 24, 2003, between, J. Crew Group, Inc., Millard S. Drexler and TPG Partners II, L.P.

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